UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2300 Warrenville Rd. Downers Grove, IL	60515
(Address of principal executive offices)	(Zip Code)

630-296-3400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Donald Klink Separation Agreement and General Release

On May 5, 2016 (the “Separation Date”), Donald Klink ceased serving as the Chief Financial Officer (“CFO”) of Addus HealthCare, Inc. (the “Company”). On May 25, 2016, the Company and Mr. Klink entered into a Separation Agreement and General Release (the “Separation Agreement”), pursuant to which, conditioned upon his strict compliance with the restrictive covenants set forth therein regarding non-competition, non-solicitation, non-disclosure, non-disparagement and other matters, Mr. Klink is entitled to (i) severance payments in an aggregate amount equal to $305,000.00, representing 12 months of his annual base salary, provided that the Company’s obligation to make such payments will end immediately on the date Mr. Klink becomes employed by a new employer, (ii) a pro-rated portion of the annual bonus he would have been entitled to receive pursuant to the Company’s 2016 annual bonus plan, and (iii) payment of an amount necessary to cover certain COBRA costs. Pursuant to the Separation Agreement, Mr. Klink executed a general release in favor of the Company.

This summary of the Separation Agreement set forth above is qualified in its entirety by reference to the full text of the Separation Agreement attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Donald Klink

As disclosed about in Item 1.01, Mr. Klink ceased serving as the CFO of the Company effective as of the Separation Date.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Separation Agreement and General Release, dated as of May 25, 2016, by and between Addus HealthCare, Inc. and Donald Klink

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: May 27, 2016	By:	/s/ R. Dirk Allison
	Name:	R. Dirk Allison
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Separation Agreement and General Release, dated as of May 25, 2016, by and between Addus HealthCare, Inc. and Donald Klink